March 14, 2024

Kingswood, a division of Kingswood Capital Partners, LLC
7280 W. Palmetto Park Rd.
Suite 301
Boca Raton, FL 33433

As Representative of the Underwriters named on Annex A hereto

Ladies and Gentlemen:

As an inducement to the underwriters, for which Kingswood, a division of Kingswood Capital Partners, LLC (the "Representative") is acting as the representative, to execute an underwriting agreement (the "Underwriting Agreement") providing for a public offering (the "Offering") of ordinary shares, $0.001 par value per share (the "Ordinary Shares"), of Lobo EV Technologies Ltd. 萝贝电动车科技有限公司 and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative during the period specified in the second succeeding paragraph (the "Lock-Up Period"), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by the undersigned or an Affiliate (as defined below) of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired by the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned or with respect to which the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned has or hereafter acquires the power of disposition (the "Undersigned's Securities"); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned's Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Undersigned's Securities or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Undersigned's Securities or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing. For purposes herein, "Affiliate" means, with respect to any Person (which means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental authority or other entity of any kind), any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Securities even if such Undersigned's Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned's Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date six (6) months after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or shareholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned's Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the Offering is not consummated by April 19, 2024.

The undersigned understands that the underwriters named in the Underwriting Agreement are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

[Signature Page Follows]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Wealthford Capital Ltd
Printed Name of Holder

By: ______________________
Signature

Huajian Xu, Director
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)